UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2014

 IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2014 (the “Closing Date”), Ignite Restaurant Group, Inc. (“we,” “us,” “our” or “the Company”) entered into a Credit and Security Agreement (the “New Credit Agreement”), with a syndicate of commercial banks and other financial institutions, as lenders, Credit Suisse AG, as administrative agent, Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc., as joint lead arrangers and joint book runners, and KeyBank National Association, as syndication agent, which replaces in its entirety the credit agreement entered into on April 9, 2013, and amended on October 25, 2013 (the “Original Credit Agreement”).

The New Credit Agreement provides for a $30 million four and a half year senior secured revolving credit facility (the “Revolving Credit Facility”). The New Credit Agreement also provides for a four and a half year senior secured term loan facility in an aggregate principal amount of $165 million (the “Term Loan Facility”). The Term Loan Facility was issued at 98.5% of par.

We have the right, but not the obligation, to increase the commitment under the Revolving Credit Facility or add an additional term loan facility by an aggregate amount not to exceed $50 million, provided that certain conditions are met, including that no event of default has occurred and is continuing or would result therefrom.

The interest rate for borrowings under the Revolving Credit Facility and the Term Loan will be, at the election of the Company, either (a) at the Base Rate (as defined in the New Credit Agreement) plus a margin of 6.00% or (b) at the Eurodollar Rate (as defined in the New Credit Agreement and not less than 1.00%) plus a margin of 7.00%. In addition, we are required to pay commitment fees on the unused portion of the Revolving Credit Facility. The commitment fee rate is initially 0.50% per annum, and is also subject to adjustment thereafter based on our Leverage Ratio (as defined below), with the rates ranging from 0.25% to 0.50%.

The principal amount of the Term Loan is payable in consecutive quarterly installments of $412,500, commencing on December 31, 2014, with the balance thereof payable in full on February 13, 2019 (the “Term Loan Maturity Date”). The Revolving Credit Facility will mature and all amounts outstanding thereunder will be due and payable on the Term Loan Maturity Date.

Similar to the Original Credit Agreement, the New Credit Agreement contains customary covenants regarding, among other matters, the maintenance of insurance, the preservation and maintenance of our corporate existence, material compliance with laws and the payment of taxes and other material obligations. The New Credit Agreement also requires us to comply with certain financial covenants including a leverage ratio (“Leverage Ratio”), an interest coverage ratio (the “Interest Coverage Ratio”) and capital expenditures (“Capital Expenditures”) limits, each as more particularly defined in the New Credit Agreement. The Leverage Ratio and Interest Coverage Ratio are computed at the end of each fiscal quarter for the most recently completed four quarterly reporting periods.

The New Credit Agreement provides that the Leverage Ratio shall not exceed (i) 5.75x through December 29, 2014, (ii) 5.5x from December 30, 2014 through June 29, 2015, (iii) 5.25x from June 30, 2015 through December 28, 2015, (iv) 5.0x from December 29, 2015 through March 28, 2016, (v) 4.75x from March 29, 2016 through June 27, 2016, (vi) 4.25x from June 28, 2016 through September 26, 2016, (vii) 4.0x from September 27, 2016 through April 3, 2017, (viii) 3.75x from April 4, 2017 through October 2, 2017 (ix) 3.5x from October 3, 2017 through April 2, 2018, (x) 3.25x from April 3, 2018 through December 31, 2018 and (xi) 3.0x from January 1, 2019 through the Term Loan Maturity Date.

The New Credit Agreement requires an Interest Coverage Ratio of at least (i) 2.0x through June 29, 2015, (ii) 2.25x from June 30, 2015 through March 28, 2016, (iii) 2.5x from March 29, 2016 through June 27, 2016, (iv) 2.75x from June 28, 2016 through January 2, 2017, (v) 3.0x from January 3, 2017 through July 3, 2017, (vi) 3.25x from July 4, 2017 through April 2, 2018 , (vii) 3.5x from April 3, 2018 through December 31, 2018 and (viii) 3.75x from January 1, 2019 through the Term Loan Maturity Date.

The New Credit Agreement limits Capital Expenditures to an amount in respect of any period not to exceed: (i) $29.5 million from the Closing Date through December 29, 2014, (ii) $45.5 million from December 30, 2014 through December 28, 2015, (iii) $45.8 million from December 29, 2015 through January 2, 2017, (iv) $52.5 million from January 3, 2017 through January 1, 2018, (v) $53.7 million from January 2, 2018 through December 31, 2018 and (vi) $58.6 from January 1, 2019 through the Term Loan Maturity Date; provided that the amount of permitted Capital Expenditures in respect of any period can be increased by 50% of (a) the unused permitted Capital Expenditures for the immediately preceding period less (b) an amount equal to the unused Capital Expenditures previously carried forward to such preceding period.

Furthermore, similar to the Original Credit Agreement, the New Credit Agreement contains covenants which, among other things, limit our ability, and that of our subsidiaries (subject to certain exceptions), to:

● incur additional indebtedness;

● create liens on our or our subsidiaries’ assets;

● make certain investments, guarantees or loans;

● merge, consolidate or otherwise dispose of assets other than in the ordinary course of business;

● make acquisitions;

● pay dividends or make other restricted payments;

● enter into sale-leaseback transactions; and

● enter into transactions with our or their affiliates.

The New Credit Agreement includes customary events of default, including, but not limited to, the failure to pay any interest, principal or fees when due, the failure to perform or the violation of any covenant or agreement, inaccurate or false representations or warranties, a default on other material indebtedness, insolvency or bankruptcy, a change of control and the occurrence of certain ERISA events and other judgments against the Company.

The New Credit Agreement is guaranteed by each of our subsidiaries and secured by a perfected first priority security interest in substantially all of our and such subsidiaries’ present and future assets and a perfected first priority lien on the capital stock or other equity interests of our direct and indirect subsidiaries.

The foregoing description of the New Credit Agreement is a general description and is qualified in its entirety by reference to the New Credit Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 related to the Original Credit Agreement and New Credit Agreement is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the New Credit Agreement is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 13, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2014

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer